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                                                                   EXHIBIT 11(b)

                              ARTHUR ANDERSEN LLP





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the use of our report dated May 8, 1996, and to all references to our firm included in or made a part of this amendment to the registration statement on Form N-1A of Northern Funds (a Massachusetts business trust consisting of the Money Market Fund, U.S. Government Money Market Fund, Municipal Money Market Fund, U.S. Government Select Money Market Fund, California Municipal Money Market Fund, U.S. Government Fund, Fixed Income Fund, Intermediate Tax-Exempt Fund, Tax-Exempt Fund, International Fixed Income Fund, Income Equity Fund, Growth Equity Fund, Select Equity Fund, Small Cap Fund, International Growth Equity Fund and International Select Equity Fund).





/s/ Arthur Andersen LLP
-----------------------
ARTHUR ANDERSEN LLP





Chicago, Illinois
October 23, 1996